Exhibit 23.1

CONSENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Biophan Technologies, Inc.


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-130920) of our report dated April 26, 2006, relating to the consolidated financial statements of Biophan Technologies, Inc. and Subsidiaries as of and for the period ended February 28, 2006 appearing in the Annual Report on Form 10-K for the year ended February 28, 2006. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

GOLDSTEIN GOLUB KESSLER LLP

New York, New York
May 17, 2006